Exhibit 10.1

CONNECTICUT WATER SERVICE, INC.
AND SUBSIDIARIES

Code of Conduct
November 20, 2009
(A revision of Appendix B, Employee Handbook)

Index
Statement of Our Shared Principals	1
Government & Regulatory Agencies who oversee our business	2
Shareholders who own our business	3
Customers who receive our service	4
Business Practices	5
Confidential Information	5
Conflict of Interest	5-6
Prohibition of Gifts to Public Officials and State Employees	7
Campaign Contributions	8
Code of Conduct Violations and Audit Misconduct Reporting	9
Ethics Decision Tree	10
Insider Trading Policy	11
Responsibility Statement	12

CONNECTICUT WATER SERVICE, INC.
AND SUBSIDIARIES

Code of Business Conduct

November 20, 2009

Statement of Our Shared Principles

I understand that producing a product for human consumption, being a steward of natural resources that will serve the needs of generation to come, and honoring the investments of those who own our Company -- imposes special obligations of public trust upon me.

I understand that the success of our Company is based on a foundation of trust. Our Company will only succeed if we build and maintain trust with customers, shareholders, co-workers, regulators, business partners, and communities.

I understand that as an employee of the Company, my actions and attitude have a direct influence on what others think of the Company and its reputation.

I will avoid any situation that represents a real or perceived Conflict of Interest. There can be no question that my motives are based solely for the best interest of the Company and its customers, shareholders, regulators, and communities.

I understand that I use equipment and facilities provided through the investment of shareholders for the purpose of serving our customers, and it is not acceptable for me to use these resources for personal gain.

I understand that I have access to confidential information provided by customers, shareholders and the Company, and I safeguard that information from accidental or inappropriate disclosure.

I understand that I have a responsibility as a Connecticut Water employee to do the “right thing” when it comes to my own actions and to share my concerns when I see or suspect something that could harm customers, co-workers, shareholders, or the communities we serve.

Above all, I pledge to conduct my affairs to the highest ethical standard.

Government and Regulatory Agencies
who oversee our business

Producing a product for human consumption, being a steward of natural resources that will serve the needs of generation to come, and honoring the investments of those who own our Company -- imposes special obligations of public trust upon me.

Regulatory Compliance – The Company operates as a highly regulated business. The agencies that regulate our business are Environmental Protection Agency, Internal Revenue Service, Department of Revenue Services, Department of Labor, Occupational Safety and Health Administration, and the Securities and Exchange Commission, plus many other federal, state, and local agencies, such as the Connecticut Department of Public Utility Control. The Company is committed to operating in compliance with applicable laws and regulations and provides training and communicates to employees regarding the requirements of these agencies.  Employees should be knowledgeable about such regulatory requirements as they pertain to their job and generally as they pertain to the Company.

Employees should also knowledgeable about the Company’s and their department’s policies and procedures to assure regulatory compliance.

You are required to immediately report regulatory violations, suspected regulatory violations, or potentially harmful/dangerous conditions to a supervisor, Company officer, or the Company’s Ethics Officer. If the call (personally or anonymously) concerns misconduct of the Company’s preparation of financial statements, audit, or disclosure of financial statements, the Chairman of the Audit Committee will be advised of the matter to be investigated.

Regulatory Agency Investigations, Inspections, and Requests for Information – We cooperate with all government investigations, inspections, and requests for information. During a government inspection never:

•	conceal, destroy, or alter Company documents

•	lie or make misleading statements to a government investigator

•	attempt to cause another employee to fail to provide accurate information

In the event the Company undergoes a federal investigation, any employee who cooperates with a federal investigation, including a securities fraud investigation, or any provision of federal law relating to fraud against shareholders, cannot be discharged, demoted, harassed, or in any other manner discriminated against in the terms and conditions of his employment because s/he has lawfully provided information in such investigations.

Shareholders
who own our business

The success of our Company is based on a foundation of trust. Our Company will only succeed if we build and maintain trust with customers, shareholders, co-workers, regulators, business partners, and communities.

We provide accurate and timely information about our business to our investors, the media, and the general public.

• The release of information to our investors is handled by Corporate Communications. If you receive an inquiry from the media, immediately refer the caller to Corporate Communications, the Chief Financial Officer, or the Manager of Public Affairs.

• The issuance of financial information is based on a system of internal controls and a procedure for timely disclosure. The Company has established a system of internal controls to safeguard Company assets against loss and unauthorized use or disposition and to assure that financial statements are prepared, reviewed, and disclosed to ensure the quality and accuracy of the information presented. While the President/CEO and the Vice President/CFO certify the quality and accuracy of our financial statements quarterly and annually, it is every employee’s responsibility to abide by these internal controls. Such controls, in the form of procedures, are communicated to employees, and if you have a question on any procedure within your department, please discuss it with your supervisor or a Company officer.

• The Company has established and communicated a policy that forbids employees from disclosing material, non-public information.  If you possess material information that the Company has not yet disclosed publicly, you may not buy or sell CTWS securities or disclose such information to anyone who is not an officer of the Company. As of January 24, 2008 the following employees are officers: Peter Bancroft, David Benoit, Kristen Johnson, Thomas Marston, Daniel Meaney, Terrance O’Neill, Nick Rinaldi, Eric Thornburg, and Maureen Westbrook. If an employee is uncertain as to who is an officer, they may ask the Ethics Officer or any member of management. (See Appendix A for full policy.)

Customers
who receive our service

I have access to confidential information provided by customers, shareholders and the Company, and I will safeguard that information from accidental or inappropriate disclosure.
The Company is committed to a high standard of water quality, customer service and customer satisfaction. Employees have an obligation to consider customers in all of our activities and to work to ensure that their needs are met.  In dealing with customers, employees are expected to:

• Demonstrate that the Company is committed to providing a high quality of service in an efficient manner;

• Apply our customer policies, practices and programs in a fair, equitable and nondiscriminatory manner;

• Respond to customer inquiries and requests in a prompt, courteous and accurate manner;

• Avoid any action that will endanger the health or safety of the public, and promptly correct and report any unsafe condition or hazard.

Business Practices

I use equipment and facilities provided through the investment of shareholders for the purpose of serving our customers, and it is not acceptable for me to use these resources for personal gain.
Confidential Information – Company information, including among other things, financial data, mergers/acquisitions, business processes and procedures, computer programs, wage and salary information, customer/supplier/subcontractor and other information and developments not released to the general public, must be used solely for Company purposes and never for personal gain. Confidential information must not be shared with anyone outside of the Company unless they have a legitimate need to know based on their business with us. Employees who have access to Company confidential information must protect that information from disclosure.  Additionally, employees who have access to confidential information shall not reveal the source or content of such information to individuals within the company, except as necessary for business purposes.

Conflict of Interest – Employees should conduct their personal or business affairs in a manner that will avoid any likelihood of conflict, or the appearance of a conflict, between their performance and responsibilities to the Company and their personal other business interests. Employees must not participate in any activity that could conflict with–or appear to conflict with–their performance or responsibilities to the Company. Following are possible conflicts of interest situations:

•
Personal business relationships – Personal business relationships should not influence the decisions you make for the Company. You should disclose to the Company’s Ethics Officer any financial interest that you or your immediate family has in Connecticut Water’s suppliers, customers, or competitors. Nominal ownership of common stock of a publicly owned corporation will not of itself be considered a conflict and need not be disclosed.

•Organizational relationships – If you or an immediate member of your family serves as a director, officer, or consultant with any company that does business with us, you are required disclose these obligations in writing to the Company’s Ethics Officer within a reasonable time frame, even if you receive no money for your services.
I will disclose any Organizational Relationships and Outside Employment annually to the Company’s Ethics Officer

• Outside employment – Outside employment or business activity must not conflict or appear to conflict with the employee’s ability to perform his or her work at the Company. Such employment or business activity should not utilize Company time or property or proprietary knowledge to create a conflict of interest. Do not accept outside employment with our competitors, suppliers, or any business, including a self-owned business, that poses a conflict of interest with Connecticut Water. You are required to annually disclose in writing to the Company’s Ethics Officer all outside employment.

•      Employees should never accept money, gifts, or services that would appear to undermine or influence good business judgment or accept anything that could be construed as an attempt to influence the performance of duties or to favor a supplier, customer, or competitor. The following examples and guidelines are provided:

Money: No employee may solicit or accept any cash, tip or compensation in conjunction with services provided or acquired on behalf of the Company.

Gifts: On occasion, employees may accept gifts such as novelties or promotional items of a nominal value if:
•	the gift complies with the giver’s company’s rules;
•	the gift was not solicited;
•	open disclosure of the gift would not embarrass the Company or the people involved.

I understand that as an employee of the Company, my actions and attitude have a direct influence on what others think of the Company and its reputation.
Entertainment:  Employees may accept an occasional invitation to an event, entertainment, or meals if the activity is infrequent and of reasonable value. Employees should reciprocate, as appropriate, to prevent the appearance of an obligation.

The possible conflicts of interest noted above are examples and are not all inclusive.  If you have any question about whether a relationship or activity presents a conflict of interest, consult with the Corporate Secretary.  Possible conflict of interest matters, involving officers or board members, will be reviewed during the annual proxy process by the Corporate Secretary who will refer any questionable matter to the Board’s Corporate Governance Committee or the independent members of the full Board for a determination.

Political Process – The Company supports employees’ rights to participate in government activities and the political process but needs to ensure that such activities do not create a conflict or an appearance of a conflict of interest.

•
To avoid any suggestion of an indirect corporate contribution to a candidate, an employee may not work on behalf of candidate’s campaign during working hours or at any time use Company facilities or property for that purpose.

•	The Company will not reimburse employees for financial or personal time contributed to political campaigns.

•	An employee accepting public office or serving on a public body acts as an individual, not as a representative of the Company.

•
Employees must exercise good judgment in relationships with government officials and employees. It is important that we not place these officials in compromising positions. Even the appearance of compromise would reflect adversely upon the official and the Company.

Prohibition of Gifts to Public Officials
and State Employees

I will avoid any situation that represents a real or perceived Conflict of Interest. There can be no question that my motives are based solely for the best interest of the Company and its customers, shareholders, regulators, and communities.

The State’s Code of Ethics for Public Officials prohibits public officials or State employees from accepting certain gifts from registered lobbyists and individuals or entities doing or seeking to do business with, or regulated by, the official or employee’s State agency or department.  While there are exceptions to the general ban, they are very specific.  The most common exceptions to the gift ban are gifts with a value of $10 or less (e.g. pens, mugs, etc.), provided that the annual aggregate of such gifts from a single source is under $50, and up to $50 worth of food and beverage in a calendar year, provided that the giver is in attendance when the food or beverage is consumed.

Penalties for violating the gift ban can apply equally to both the giver and the recipient. Accordingly, all Company employees must contact Daniel J. Meaney, Corporate Secretary, 800-428-3985, ext. 3016, before giving any gifts to any public official or state employee to ensure that such gifts are being given in compliance with the State’s Code of Ethics.

Campaign Contributions
I have a responsibility as a Connecticut Water employee to do the “right thing” when it comes to my own actions and to share my concerns when I see or suspect something that could harm customers, co-workers, shareholders, or the communities we serve.

In addition, Connecticut enacted campaign reform legislation, effective December 31, 2006, that “principals” (defined below) of the Company may not contribute or solicit campaign contributions for a candidate for election to one of Connecticut's Constitutional State Offices (e.g., the Governor or the Attorney General), a party committee or a political committee authorized to provide financial support to such a campaign at any time when the Company has a single agreement or contract with the State of Connecticut (or any of its branches, departments or agencies) valued at $50,000 or more in a fiscal year, or one or more agreements or contracts valued at $100,000 in the aggregate in a fiscal year.  The same prohibitions exist during a Request for Proposal process for prospective contract business with the State.  If the Company has any existing or proposed contracts valued at the same levels as above with the Legislative branch (General Assembly), the new legislation also imposes similar personal contribution bans on Company “principals” with respect to committees for General Assembly candidates (i.e., State Senate or State Representatives), political action committees supporting such candidates, and state party committees.

For purposes of the above bans, the term “principal” means members of the Company’s board of directors, 5% or greater stockholders, certain executive officers, employees having managerial or discretionary responsibilities for administering the State contract, the spouses and dependent children of any of the foregoing persons, and political action committees established by or on behalf of any of the foregoing persons.  Accordingly, all Company officers, directors, managerial personnel MUST verify with Daniel J. Meaney, Corporate Secretary, 860-669-8630, ext. 3016, their own status and the status of the Company's contracts under the new legislation, before they (or their spouses or dependent children) make or solicit campaign contributions to or for candidates for election to any of the Constitutional State Offices or to the General Assembly.

Code of Conduct Violations and
Company Audit Misconduct

Code of Conduct Violations and Company Audit Misconduct should be reported to Daniel J. Meaney, the Company’s ethics Officer, or anonymously to Values Line at 1-888-475-8376

Each employee has a responsibility to report any activity which appears to violate laws, regulations (including misconduct related to the preparation, issuance, and disclosure of financial information), policies, and this Code of Conduct.

If you report a violation, please provide the time, location, names of people involved, and other details so that either the Human Resources Department or an independent member of the Board of Directors can investigate. You can report anonymously—you are not required to provide your name.

To report a violation, you may call or send a confidential note to:

Daniel J. Meaney
Corporate Secretary
Connecticut Water Service, Inc.
93 West Main Street
Clinton, CT 06413
860-669-8630, ext. 3016

Or you may anonymously call the company’s Values Line that is operated by Global Compliance, Inc., a firm retained by the company for this purpose, toll-free at 1-888-475-8376.

Prohibition Against Retaliation – The Company prohibits retaliation and/or retribution against any person who in good faith reports an ethical concern or violation of the Code of Conduct. However, anyone who uses the Code of Conduct to spread falsehoods, threaten others, or damage another person’s reputation will be subject to disciplinary action up to and including termination.

Ethics Decision Tree

Is it legal?
No
The action may have serious consequences. Don't do it.
Yes
?
Not sure? Contact your manager, HR, or the Ethics officer
Does this comply with CT Water Policy?
No
The action may have serious consequences. Don't do it.
Yes
?
Not sure? Contact your manager, HR, or the Ethics officer
Does this reflect CT Water values or culture?
No
The action may have serious consequences. Don't do it.
Yes
?
Not sure? Contact your manager, HR, or the Ethics officer
Could this adversely impact customers, shareholder, or co-workers?
?
Not sure? Contact your manager, HR, or the Ethics officer
Yes
The action may have serious consequences. Don't do it.
No
Would I be concerned if this appeared in a news headline?
?
Not sure? Contact your manager, HR, or the Ethics officer
Yes
The action may have serious consequences. Don't do it.
No
Would I be concerned if other CT Water employees did this?
?
Not sure? Contact your manager, HR, or the Ethics officer
Yes
The action may have serious consequences. Don't do it.
No
Could this impact CT Water if all employees did this?
?
Not sure? Contact your manager, HR, or the Ethics officer
Yes
The action may have serious consequences. Don't do it.
No
The decision to move forward seems appropriate
Not sure…
if a particular action is a violation of the Code of Conduct?
This ethics decision tree can be a useful tool when faced with a difficult question.

Non-Public Information and Insider Trading

Connecticut Water Service, Inc. (CTWS) and its subsidiaries, including The Connecticut Water Company (collectively, the “Company”), have an Insider Trading Policy that forbids employees from disclosing material non-public information about the Company or the companies it deals with, or from profiting from such nonpublic information. If you possess material information that the Company has not disclosed publicly, you may not buy or sell CTWS securities or disclose such information to anyone who is not an officer of the company.

In addition, because the CTWS shareholders and the investing public should be afforded time to receive the information and act upon it, employees who possess material non-public information should not engage in any transactions in CTWS securities until the third business day after such information has been released.

Anyone who purchases or sells securities on the basis of material inside information, or who discloses material inside information to someone else who purchases or sells securities on the basis of such information, may be subject to serious consequences including civil penalties of up to three times the profit gained or loss avoided, criminal fines of up to $1,000,000, and imprisonment for a term of up to 10 years. In addition, the Company may impose sanctions, including dismissal for cause, for failure to comply with the Company’s policy.

These penalties apply whether or not you derive any personal benefit. In fact, the Securities and Exchange Commission has imposed large penalties on tippers of inside information even though the tippers did not profit from their tippee’s trading. The restrictions described herein also apply to your family members and other persons living in your household.

For the purpose of this policy, material information includes any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. In short, any information which could reasonably affect the price of the stock, positively or negatively. Examples include:

•	change in revenues or earnings of the Company
•	change in the value or composition of any of the Company’s assets
•	change in operations, such as a significant interruption or curtailment of service
•	contemplated acquisition of another company or its securities or disposition of an existing business or significant assets
•	offer by another company to acquire the Company
•	contemplated issuance of securities or stock split/stock dividend
•	significant drinking water violations
•	adverse actions by the DPUC, DPH or DEP
•	commencement of a new business, negotiation of a major contract or loss of the same
•	change in management or dividend policy
•	initiation or termination of litigation

If you have any questions about specific transactions or about this Policy, please contact Dan Meaney, Corporate Secretary, Ext. 3016.

Responsibility Statement

I have received and read the Connecticut Water Service, Inc. and Subsidiaries Employees Code of Conduct, dated, November 20, 2009.  I understand its contents and accept my responsibility for acting in accordance with the Code.

Name

Signature

Date

Please list organizational relationships and outside employment, including self-employment as described on page 5: